Exhibit 3.1

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)

Exact name of corporation: Implant Sciences Corporation

(2)

Registered office address: 600 Research Drive, Wilmington, MA 01887

(number, street, city or town, state, zip code)

(3)

These articles of amendment affect article(s): III, IV

(specify the number(s) of article(s) being amended (I-VI))

(4)

Date adopted: February 27, 2013

(month, day, year)

(5)

Approved by:

(check appropriate box)

[  ] the incorporators.

[ x ] the board of directors without shareholder approval and shareholder approval was not required.

[   ] the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)

State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article IV – Please see Article IV Continuation Sheet 1

To change the number of shares and the par value,* if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	200,000,000	$ .001
		Preferred	5,000,000**	$ .10

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; 1,000,000 shares are designated Series E Preferred Stock; 2,000,000 shares are designated Series F Preferred Stock; 650,000 shares are designated Series G Preferred Stock; and 15,000 shares are designated Series H Preferred Stock.

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	200,000,000	$.001
		Preferred	5,000,000**	$.10

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; 1,000,000 shares are designated Series E Preferred Stock; 2,000,000 shares are designated Series F Preferred Stock; 650,000 shares are designated Series G Preferred Stock; 15,000 shares are designated Series H Preferred Stock; 15,000 shares are designated Series I Preferred Stock; and 6,000 shares are designated Series J Preferred Stock.

(7)

The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date of not more than 90 days from the date and time of filing is specified: _________________.

Exhibit 3.1

Continuation Sheet 1

IMPLANT SCIENCES CORPORATION

RESOLVED:

That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article IV of the Restated Articles of Organization, as amended, of the Corporation (the “Articles of Organization”) and Section 6.02 of the Massachusetts Business Corporation Act, the Board of Directors hereby creates, from the 5,000,000 shares of Preferred Stock, par value $.10 per share (the “Preferred Stock”), of the Corporation authorized to be issued pursuant to the Articles of Organization, (i) a series of Preferred Stock, consisting of 15,000 shares of Series I Convertible Preferred Stock (the “Series I Preferred Stock”), and hereby fixes the powers, designations, preferences, qualifications, limitations and restrictions of the shares of such Series I Preferred Stock, as set forth in Exhibit A hereto, and (ii) a series of Preferred Stock, consisting of 6,000 shares of Series J Convertible Preferred Stock (the “Series J Preferred Stock”), and hereby fixes the powers, designations, preferences, qualifications, limitations and restrictions of the shares of such Series J Preferred Stock, as set forth in Exhibit B hereto.

Exhibit 3.1

EXHIBIT A

IMPLANT SCIENCES CORPORATION

TERMS OF

SERIES I CONVERTIBLE PREFERRED STOCK

15,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated as Series I Convertible Preferred Stock (the “Series I Preferred Stock”), with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.

Rank.  The Series I Preferred Stock shall rank senior, in all matters, to (i) the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), (ii) the Corporation’s Series G Convertible Preferred Stock (the “Series G Preferred Stock”) and (iii) any other class or series of capital stock of the Corporation either specifically ranking by its terms junior to the Series I Preferred Stock or not specifically ranking by its terms senior to or on parity with the Series I Preferred Stock (the “Junior Stock”). Except as may be otherwise required by law, the Series I Preferred Stock shall rank pari passu, in all matters, with the Corporation’s Series H Convertible Preferred Stock (the “Series H Preferred Stock”) and the Corporation’s Series J Convertible Preferred Stock (the “Series J Preferred Stock”), all of which preferred stock shall be deemed not to be Junior Stock.

2.

Dividends.

2.1

The holders of the Series I Preferred Stock shall be entitled to receive, prior in preference to the holders of any Junior Stock, out of funds legally available therefor, dividends on each share of the Series I Preferred Stock at a rate equal to fifteen percent (15%) of the Series I Original Issue Price thereof per annum plus all accumulated and unpaid dividends thereon payable when, as and if declared by the Corporation’s Board of Directors or upon a Liquidation Event, redemption, repurchase or conversion of the Series I Preferred Stock (“Divided Payment Event”).  Such dividends shall be cumulative.  All dividends accruing on the Series I Preferred Stock shall be paid by the issuance of additional shares of Series I Preferred Stock (including fractional shares) in an amount equal in number to the aggregate amount of the dividend to be paid divided by the Series I Original Issue Price (“Accruing Dividend Shares”).  When Accruing Dividend Shares are issued pursuant to this Section 2.1, such shares shall be deemed to be validly issued and outstanding and fully paid and non-assessable.  The amount of dividends payable per share of Series I Preferred Stock for any period shorter than a full year shall computed ratably on the basis of twelve (12) thirty (30)-day months and a three hundred sixty (360)-day year.

2.2

Subject to the preferences that may be applicable to any other Series of Preferred Stock then outstanding, the Corporation shall not declare, pay or set aside any dividends on shares of any shares of Common Stock unless the holders of the Series I Preferred Stock then outstanding shall simultaneously receive a dividend on each outstanding share of Series I Preferred Stock in an amount at least equal to that dividend per share of Series I Preferred Stock as would equal the product of (i) the dividend payable on each share of Common Stock and (ii) the number of shares of Common Stock issuable upon conversion of a share of Series I Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.

3.

Liquidation, Dissolution or Winding Up.

3.1

Payments to Holders of Series I Preferred Stock.  Subject to the preferences that may be applicable to any other Series of Preferred Stock then outstanding, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), the holders of shares of Series I Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders simultaneously with any payment to the holders of the Series H Preferred Stock and the holders of the Series J Preferred Stock by reason of their ownership thereof, but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share equal to the Series I Original Issue Price (as defined below), plus any accrued but updated dividends thereon, whether or not declared.  The “Series I Original

Issue Price” shall mean $1,000.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series I Preferred Stock.  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series I Preferred Stock the full amount to which they shall be entitled under this Subsection 3.1 and the holders of shares of Series H Preferred Stock and Series J Preferred Stock the full amount to which they shall be entitled under the Corporation’s Restated Articles of Organization, as amended from time to time, the holders of shares of Series I Preferred Stock, Series H Preferred Stock and Series J Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  At the option of holders of a majority of the outstanding Series I Preferred Stock, (i) a consolidation or merger of the Corporation with or into another entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization do not hold at least a majority of the resulting or surviving entities voting power immediately following such consolidation, merger or reorganization (solely in respect of their equity interests), or (ii) a sale or transfer of all or substantially all of the Corporation’s assets for cash, securities or other property, shall be deemed to be a Liquidation Event.

3.2

Payments to Holders of Other Capital Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series I Preferred Stock pursuant to Subsection 3.1, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Junior Stock pursuant to the Corporation’s Restated Articles of Organization, as amended from time to time.

4.

Voting.

4.1

General.

 The holders of Series I Preferred Stock shall have no voting rights except as required by applicable law and as set forth in Subsection 4.2.

4.2

Series I Preferred Stock Protective Provisions.  At any time when any shares of Series I Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series I Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

4.2.1

Amend, alter or repeal any provision of the Articles of Organization or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series I Preferred Stock;

4.2.2

Authorize or issue any equity securities (or any equity or debt securities convertible into equity securities) ranking prior and superior to the Series I Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up of the Corporation; and

4.2.3

Consummate any capital reorganization or reclassification (including without limitation by increasing any existing rights, preferences or privileges) of equity securities (or any equity or debt securities convertible into equity securities) into equity securities ranking prior and superior to the Series I Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up of the Corporation.

5.

Optional Conversion.

The holders of the Series I Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

5.1

Right to Convert; Conversion Ratio.  Each share of Series I Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by (i) dividing the Series I Original Issue Price by the Series I Conversion Price (as defined below) in effect at the time of conversion and (ii) multiply the results by one thousand (1,000).  The “Series I Conversion Price” shall initially be equal to $1,180.00. Such initial Series I Conversion Price, and the rate at which shares of Series I Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

5.2

Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series I Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series I Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

5.3

Mechanics of Conversion.

5.3.1

Notice of Conversion.  In order for a holder of Series I Preferred Stock to voluntarily convert shares of Series I Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series I Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series I Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series I Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series I Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series I Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Section 5.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series I Preferred Stock converted.

5.3.2

Reservation of Shares.  The Corporation shall at all times when the Series I Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series I Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series I Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series I Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Organization.

5.3.3

Effect of Conversion.  All shares of Series I Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 5.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Series I Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series I Preferred Stock accordingly.

5.3.4

No Further Adjustment.  Upon any such conversion, no adjustment to the Series I Conversion Price shall be made for any declared but unpaid dividends on the Series I Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

5.3.5

Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series I Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series I Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

5.4

Adjustments to Series I Conversion Price for Certain Diluting Issues.

5.4.1

Adjustment Upon Extraordinary Common Stock Event.  Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series I Conversion Price of each share of Series I Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying such Series I Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event and the product so obtained shall thereafter be the Series I Conversion Price of the Series I Preferred Stock, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. An “Extraordinary Common Stock Event” shall mean (a) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (b) a split or subdivision of outstanding shares of Common Stock, or (c) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

5.4.2

Adjustment Upon Reorganization or Reclassification.  If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than pursuant to an Extraordinary Common Stock Event), then in each such event, each Holder of Series I Preferred Stock shall have the right thereafter to receive, and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such shares of Series I Preferred Stock, such shares or securities as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Series I Conversion Price) shall thereafter be applicable in relation to any shares or securities thereafter deliverable upon the exercise of such conversion rights.

5.4.3

Notice of Adjustment.  Upon any adjustment of the Series I Conversion Price, then in each such case the Corporation shall give written notice thereof to each Holder of Series I Preferred Stock which notice shall state the Series I Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

5.4.4

Closing of Books.  The Corporation will at no time close its transfer books against the transfer of any shares of Series I Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series I Preferred Stock in any manner which interferes with the timely conversion of such shares of Series I Preferred Stock, except as may otherwise be required to comply with applicable securities or tax laws or the provisions of a written agreement between the Corporation and the holder(s) of any shares of Series I Preferred Stock.

5.5

Ownership Cap and Certain Conversion Restrictions.

 Notwithstanding anything to the contrary set forth herein, at no time may any holder of Series I Preferred Stock convert all or a portion of such holder’s Series I Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by such Holder at such time, would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of

4.99% of the then issued and outstanding shares of Common Stock outstanding at such time.

6.

No Redemption.

Unless required by applicable law, there shall be no redemption rights.

7.

Waiver.  Any of the rights, powers, preferences and other terms of the Series I Preferred Stock set forth herein may be waived on behalf of all holders of Series I Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series I Preferred Stock then outstanding.

8.

Notices.

 Any notice required or permitted by the provisions of the Articles of Organization to be given to a holder of shares of Series I Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Massachusetts Business Corporation Act, and shall be deemed sent upon such mailing or electronic transmission.

EXHIBIT B

IMPLANT SCIENCES CORPORATION

TERMS OF

SERIES J CONVERTIBLE PREFERRED STOCK

6,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated as Series J Convertible Preferred Stock (the “Series J Preferred Stock”), with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.

Rank.  The Series J Preferred Stock shall rank senior, in all matters, to (i) the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), the Corporation’s Series G Convertible Preferred Stock (the “Series G Preferred Stock”) and (ii) any other class or series of capital stock of the Corporation either specifically ranking by its terms junior to the Series J Preferred Stock or not specifically ranking by its terms senior to or on parity with the Series J Preferred Stock (the “Junior Stock”). Except as may be otherwise required by law, the Series J Preferred Stock shall rank pari passu, in all matters, with the Corporation’s Series H Convertible Preferred Stock (the “Series H Preferred Stock”) and the Corporation’s Series I Convertible Preferred Stock (the “Series I Preferred Stock”), all of which preferred stock shall be deemed not to be Junior Stock.

2.

Dividends.

Subject to the preferences that may be applicable to any other Series of Preferred Stock then outstanding, the Corporation shall not declare, pay or set aside any dividends on shares of any shares of Common Stock unless the holders of the Series J Preferred Stock then outstanding shall simultaneously receive a dividend on each outstanding share of Series J Preferred Stock in an amount at least equal to that dividend per share of Series J Preferred Stock as would equal the product of (i) the dividend payable on each share of Common Stock and (ii) the number of shares of Common Stock issuable upon conversion of a share of Series J Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.

3.

Liquidation, Dissolution or Winding Up.

3.1

Payments to Holders of Series J Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series J Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders simultaneously with any payment to the holders of the Series H Preferred Stock and the holders of the Series I Preferred Stock by reason of their ownership thereof, but before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Series J Original Issue Price (as defined below), plus any dividends declared but unpaid thereon. For purposes of this Section 2, “Series J Original Issue Price” shall mean $1,000 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series J Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series J Preferred Stock the full amount to which they shall be entitled under this Subsection 3.1 and the holders of shares of Series H Preferred Stock and Series I Preferred Stock the full amount to which they shall be entitled under the Corporation’s Restated Articles of Organization, as amended from time to time, the holders of shares of Series J Preferred Stock, Series H Preferred Stock and Series I Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.2

Payments to Holders of Other Capital Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series J Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Junior Stock pursuant to the Corporation’s Restated Articles of Organization, as amended from time to time.

4.

Voting.

4.1

General. The holders of Series J Preferred Stock shall have no voting rights except as required by applicable law and as set forth in Subsection 4.2.

4.2

Series J Preferred Stock Protective Provisions. At any time when any shares of Series J Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series J Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

4.2.1

Amend, alter or repeal any provision of the Articles of Organization or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series J Preferred Stock;

4.2.2

Authorize or issue any equity securities (or any equity or debt securities  convertible into equity securities) ranking prior and superior to the Series J Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up of the Corporation; and

4.2.3

Consummate any capital reorganization or reclassification (including without limitation by increasing any existing rights, preferences or privileges) of equity securities (or any equity or debt securities convertible into equity securities) into equity securities ranking prior and superior to the Series J Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up of the Corporation.

5.

Optional Conversion.

The holders of the Series J Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

5.1

Right to Convert; Conversion Ratio. Each share of Series J Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series J Original Issue Price by the Series J Conversion Price (as defined below) in effect at the time of conversion. The “Series J Conversion Price” shall initially be equal to $0.08. Such initial Series J Conversion Price, and the rate at which shares of Series J Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

5.2

Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series J Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series J Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

5.3

Mechanics of Conversion.

5.3.1

Notice of Conversion. In order for a holder of Series J Preferred Stock to voluntarily convert shares of Series J Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series J Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series J Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series J Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series J Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series J Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Section 5.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series J Preferred Stock converted.

5.3.2

Reservation of Shares. The Corporation shall at all times when the Series J Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series J Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series J Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series J Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Organization.

5.3.3

Effect of Conversion. All shares of Series J Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 5.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Series J Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series J Preferred Stock accordingly.

5.3.4

No Further Adjustment. Upon any such conversion, no adjustment to the Series J Conversion Price shall be made for any declared but unpaid dividends on the Series J Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

5.3.5

Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series J Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series J Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

5.4

Adjustments to Series J Conversion Price for Diluting Issues.

5.4.1

Adjustment Upon Extraordinary Common Stock Event.  Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series J Conversion Price of each share of Series J Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying such Series J Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common

Stock Event and the product so obtained shall thereafter be the Series J Conversion Price of the Series J Preferred Stock, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.  An “Extraordinary Common Stock Event” shall mean (a) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (b) a subdivision of outstanding shares of Common Stock, or (c) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

5.4.2

Adjustment Upon Reorganization or Reclassification.  If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than pursuant to a stock split, combination or reverse stock split of the Common Stock), then in each such event, each Holder of Series J Preferred Stock shall have the right thereafter to receive, and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such shares of Series J Preferred Stock, such shares or securities as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Series J Conversion Price) shall thereafter be applicable in relation to any shares or securities thereafter deliverable upon the exercise of such conversion rights

5.4.3

Notice of Adjustment.  Upon any adjustment of the Series J Conversion Price, then in each such case the Corporation shall give written notice thereof to each Holder of Series J Preferred Stock which notice shall state the Series J Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

5.4.4

Closing of Books.  The Corporation will at no time close its transfer books against the transfer of any shares of Series J Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series J Preferred Stock in any manner which interferes with the timely conversion of such shares of Series J Preferred Stock, except as may otherwise be required to comply with applicable securities or tax laws or the provisions of a written agreement between the Corporation and the holder(s) of any shares of Series J Preferred Stock.

5.5

Ownership Cap and Certain Conversion Restrictions. Notwithstanding anything to the contrary set forth herein, at no time may any holder of Series J Preferred Stock convert all or a portion of such holder’s Series J Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by such Holder at such time, would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a Holder providing the Corporation with 61 days’ prior written notice that such Holder would like to waive this Section 4.5 with regard to any or all shares of Common Stock issuable upon conversion of such holder’s shares of Series J Preferred Stock, this Section 5.5 shall be of no force or effect with regard to all or a portion of the shares of Series J Preferred Stock referenced in the waiver notice.

6.

No Redemption.

Unless required by applicable law, there shall be no redemption rights.

7.

Waiver.  Any of the rights, powers, preferences and other terms of the Series J Preferred Stock set forth herein may be waived on behalf of all holders of Series J Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series J Preferred Stock then outstanding.

8.

Notices.  Any notice required or permitted by the provisions of the Articles of Organization to be given to a holder of shares of Series J Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Massachusetts Business Corporation Act, and shall be deemed sent upon such mailing or electronic transmission.

Signed by: /s/ Glenn D. Bolduc

(signature of authorized officer)

[ x ]

Chairman of the board of directors

[ x ]

President

[  ]

Other officer

[  ]

Court-appointed fiduciary

on this 28th day of February, 2013.

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with,

and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

_______________________

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth